Exhibit 8.1

RINKER GROUP LIMITED AND ITS CONTROLLED ENTITIES

PARTICULARS RELATING TO ENTITIES CONSOLIDATED IN THE ECONOMIC ENTITY

		% RINKER GROUP				% RINKER GROUP
	COUNTRY OF	OWNERSHIP			COUNTRY OF	OWNERSHIP
	INCORPORATION	2005	2004		INCORPORATION	2005	2004
PARENT ENTITY
Rinker Group Limited

COMBINED ENTITIES
ALC Las Vegas Mining Claims, LLC	USA	100	100	Readymix Emoleum Services Pty Ltd	Australia	100	100
American Limestone West, LLC	USA	100	100	Readymix Holdings Pty Ltd	Australia	100	100
ARC Management Company, Inc.	USA	100	100	Readymix Properties Pty Ltd	Australia	100	100
ARC Materials Corporation	USA	100	100	Readymix Roads Group Pty Ltd	Australia	100	100
Ballestrin Concrete Construction Pty Limited	Australia	100	100	Rinker Group Share Plan Pty Ltd	Australia	100	100
Bettaform Constructions Pty Ltd	Australia	100	100	Rinker Jamaica Ltd (a)	Jamaica	100	—
Broadway & Frame Premix Concrete Pty Ltd	Australia	100	100	Rinker Materials (Qingdao) Co Ltd	China	100	100
Excel Concrete (NSW) Pty Ltd	Australia	100	100	Rinker Materials (Tianjin) Co Ltd	China	100	100
Excel Concrete Pty Ltd	Australia	100	100	Rinker Management Company, Inc.	USA	100	100
FCS Las Vegas Mining Claims, LLC	USA	100	100	Rinker Materials Caribbean LLC	USA	100	100
Florida Crushed Stone Company	USA	100	100	Rinker Materials Corporation	USA	100	100
Fort Calhoun Stone Company	USA	100	100	Rinker Materials Leasing L.L.C.	USA	100	100
Guernsey Stone Company	USA	100	100	Rinker Materials Nevada, Inc.	USA	100	100
HCC Las Vegas Mining Claims, LLC	USA	100	100	Rinker Materials of Florida, Inc.	USA	100	100
Hydro Conduit Corporation	USA	100	100	Rinker Materials Polypipe, Inc. (b)	USA	—	100
Hydro Conduit Management Company, Inc.	USA	100	100	Rinker Materials South Central, Inc.	USA	100	100
Hydro Conduit of Texas, LP	USA	100	100	Rinker Materials Steel Framing, Inc.	USA	100	100
Hydro Investments, Inc.	USA	100	100	Rinker Materials West, LLC	USA	100	100
KMC Las Vegas Mining Claims, LLC	USA	100	100	Rinker Materials Western, Inc.	USA	100	100
Loven, Inc. (c)	USA	100	—	Rinker Modular Systems, LLC	USA	100	100
LV Western Mining Claims, LLC	USA	100	100	Rinker St. Lucia Ltd.	St Lucia	100	100
Marana Golf, Inc.	USA	100	100	RMF Las Vegas Mining Claims, LLC	USA	100	100
Mili, L.L.C.	USA	100	100	SKCOR, LLC	USA	100	100
Minicon Pty Ltd	Australia	100	100	Solano Concrete Company, Inc.	USA	100	100
Northwest Materials Holding Company	USA	100	100	Steel Construction Systems	USA	55	55
Oxi Golf, LLC (d)	USA	50	50	Tanner Companies (Yuma), Inc.	USA	100	100
Oxi, L.L.C.	USA	100	100	Twin Mountain Rock Company	USA	100	100
Pacific Rock Products Trucking, L.L.C.	USA	100	100	Twin Mountain Rock Venture	USA	51	51
Pacific Rock Products, L.L.C.	USA	100	100	United Metro Materials Inc.	USA	100	100
Pipe Liners, Inc (b)	USA	—	100	Western Equipment Company	USA	100	100
Quality Ready Mix, Inc. (d)	USA	50	50	Wilson Concrete Company	USA	100	100
Readymix Cement Pty Ltd	Australia	100	100	WPB Las Vegas Mining Claims, LLC	USA	100	100

(a)          Controlled entity formed during the year

(b)         Controlled entity sold during the year

(c)          Controlled entity acquired during the year

(d)         50% owned entity controlled as Rinker group exerts management control over entity